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                                                                   EXHIBIT 99(b)




         AMENDMENT (this "Amendment"), dated as of July 23, 2001, between NEWCOR, INC., a Delaware corporation (the "Company"), EXX INC., a Nevada corporation ("EXX"), and David A. Segal, the Chairman of the Board of Directors and Chief Executive Officer of EXX ("Segal") (collectively, "Parties"), to the AGREEMENT, dated as of February 14, 2001, between the Parties (the "Agreement").

         A. Reference is made to the Agreement. Capitalized terms used but not otherwise defined herein have the meaning assigned to them in the Agreement.

         B. The Parties have agreed to amend certain provisions of the Agreement.

         Accordingly, the parties hereto agree as follows:

         Section 1. Amendments to Sections 3, 4 and 5. Section 3(a) and Section 4 of the Agreement are hereby deleted in their entirety. Section 5(a) of the Agreement is hereby amended by replacing the language at the end of Section 5(a) immediately after "to beneficially own more than", with the following: "34.9% of all Voting Securities outstanding."

         Section 2. Agreement. Except as specifically stated herein, the Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Agreement as modified hereby.

         Section 3. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.

         Section 4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                              NEWCOR, INC.


                              By:      /s/ James J. Connor
                                  ----------------------------------------------
                              Name:    James J. Connor
                              Title:   President & CEO


                              EXX INC.


                              By:      /s/ David A. Segal
                                  ----------------------------------------------
                              Name:    David A. Segal
                              Title:   Chairman and CEO



                              /s/ DAVID A. SEGAL
                              --------------------------------------------------
                              DAVID A. SEGAL